     As filed with the Securities and Exchange Commission on July 30, 2003

                                                     Registration No. 333-74176
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                               AMENDMENT NO. 13

                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                            THE PRICE FUND I, L.P.
          (Exact Name of Registrant as Specified in Charter Document)

                               -----------------

         Delaware                    6799                   36-4400372
     (State or other          (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial          Identification number)
     incorporation or        Classification code
      organization)                number)

      c/o Price Asset Management, Inc.              Walter Thomas Price, III
         141 West Jackson Boulevard             c/o Price Asset Management, Inc.
                Suite 1340A                        141 West Jackson Boulevard
          Chicago, Illinois 60604                          Suite 1340A
               (312) 648-2883                        Chicago, Illinois 60604
                                                         (312) 648-2883
     (Address, Including Zip Code, and       (Name, Address, Including Zip Code, and
   Telephone Number, Including Area Code      Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)          of Agent for Service)

                               -----------------

                                  Copies to:
                           Jeffry M. Henderson, Esq.
                            Douglas E. Arend, Esq.
                               Henderson & Lyman
                          175 West Jackson Boulevard
                                   Suite 240
                            Chicago, Illinois 60604
                                (312) 986-6960

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE

                                          Amount to    Proposed Maximum   Proposed Maximum
       Title of each Class of                 be      Offering Price Per Aggregate Offering    Amount of
     Securities to be Registered          Registered       Unit (1)          Price (1)      Registration Fee
------------------------------------------------------------------------------------------------------------
 Units of Limited Partnership
   Interest in The Price Fund I, L.P.    50,000 units       $1,000          $50,000,000         $12,500
------------------------------------------------------------------------------------------------------------

(1) Offering price and registration fee based upon the initial offering price per unit of $1,000, in accordance with Rule 457(d).
================================================================================

                       THE PRICE FUND I, L.P. - PART II

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       SEC registration fee..................................... $12,500
       NASD filing fee..........................................
       Printing and engraving...................................
       Legal fees and expenses, excluding Blue Sky legal fees...
       Accounting fees and expenses.............................
       Annual escrow agent fees.................................
       Blue Sky fees and expenses, including Blue Sky legal fees
       Miscellaneous............................................
                                                                 -------
              Total............................................. $
                                                                 =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 14(b) of the partnership's limited partnership agreement (a form of which is annexed to the prospectus as Exhibit B) provides for indemnification by the partnership of the general partner and its affiliates (as that term is defined in the limited partnership agreement) for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership by the general partner that the general partner determined in good faith to be in the best interests of the partnership and that was not the result of misconduct or negligence.

   Section 7 of the selling group manager agreement with Uhlmann Price Securities, LLC provides for indemnification of the partnership, the general partner and its affiliates by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred as a result of a breach by Uhlmann Price Securities of any of its representations or agreements in the selling group manager agreement, or as a result of misleading statements or material omissions in information provided by Uhlmann Price Securities for use in the registration statement or prospectus. That section also provides for the indemnification by the partnership of Uhlmann Price Securities and any selling agent appointed by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred by Uhlmann Price Securities or the selling agent as a result of a breach by the partnership of any of its representations or agreements in the selling group manager agreement, or as a result of any other misleading statements or material omissions in the prospectus.

   Section 12 of the customer agreement with Man Financial Inc provides for indemnification of Man Financial and its affiliates for liabilities, losses, damages, costs, or expenses for activities undertaken by Man Financial for the partnership's account or arising as a result of the Partnership's breach of its representations, warranties or obligations under the customer agreement.

   Section 12 of the advisory agreement between the partnership and each of its trading advisors provides for indemnification of the partnership, general partner and their affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of a breach of any agreement or representation by the trading advisor in the advisory agreement relating to the offering of the units, or as a result of misleading statements or material omissions in information provided by the trading advisor for use in the registration statement or prospectus. That section also provides for the indemnification of the trading advisor by the partnership for any loss, claim, damage, liability, cost and expense incurred by the trading advisor as a result of a breach by the partnership of any of its representations or agreements in the advisory agreement relating to the offering, or as a result of any other misleading statements or material omissions in the prospectus.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

   None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

(a)  Exhibits

EXHIBIT
NUMBER                                       DESCRIPTION OF DOCUMENT
------                                       -----------------------

 1.01   Form of Selling Group Manager Agreement among the Registrant, Price Asset Management, Inc.
          and Uhlmann Price Securities, LLC.

 1.02   Form of Selected Selling Agent Agreement between Uhlmann Price Securities, LLC and selling agents.

 1.03   Form of Limited Partnership Agreement of the Registrant (included as Exhibit B to the prospectus).

    5   Opinion of Henderson & Lyman to the Registrant regarding the legality of units (including consent).

    8   Opinion of Henderson & Lyman to the Registrant regarding certain federal income tax matters
          (including consent).

 1.06   Advisory Agreement, dated as of September 10, 2002 between Campbell and Company and the
          Registrant.

 1.07   Advisory Agreement, dated as of January 17, 2003 between Clarke Capital Management, Inc. and the Registrant.

 1.08   Advisory Agreement, dated as of September 10, 2002 between Fall River Capital, LLC and the
          Registrant.

 1.09   Advisory Agreement, dated as of September 10, 2002 between Landmark Asset Management
          Corporation and the Registrant.

 1.10   Advisory Agreement, dated as of September 10, 2002 between Marathon Capital Growth Partners
          LLC and the Registrant.

 1.11   Advisory Agreement, dated as of January 17, 2003 between SmithPoint Investments, Ltd. and the
          Registrant.

 1.12   Advisory Agreement, dated as of January 17, 2003 between Spirit Trading Incorporated and the
          Registrant.

 1.13   Customer Agreement, dated as of October 1, 2001 between the Registrant and Man Financial Inc.

 1.14   Interest Memo, dated as of November 21, 2001, between Price Asset Management, Inc. and Man
          Financial Inc.

 1.15   Expense Agreement, dated as of May 9, 2001, between the Registrant and The Price Futures
          Group, Inc.

 1.16   Form of Subscription Agreement to be executed by each purchaser of units (included as Exhibit C to the prospectus).

 1.17   Form of Subscription Agreement for Existing Investors or Subscribers Form to be executed by each purchaser of additional units (included as Exhibit D to the prospectus).

 1.18   Form of Escrow Agreement and Amendment among the Registrant, Price Asset Management, Inc.
          and LaSalle Bank National Association, as the escrow agent.

 23a.   Consent of Independent Auditors for the Registrant

 23b.   Consent of Independent Auditors for Price Asset Management, Inc.

   (b)  Financial Statements

   Included in the Prospectus:

      The Price Fund I, L.P.
          Independent Auditors' Report
          Statements of Financial Condition
          Statements of Operations
          Statements of Cash Flows
          Statements of Changes in Net Assets
          Notes to the Financial Statements

      Price Asset Management, Inc.
          Independent Auditors' Report
          Statement of Financial Condition
          Notes to the Statement of Financial Condition

ITEM 17.  UNDERTAKINGS.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (5) To file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout any continuous offering and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

   (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as part of the Registration Statement in reliance upon Rule 430A and contained in a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 30th day of July, 2003.


                                          THE PRICE FUND I, L.P.

                                          By:  PRICE ASSET MANAGEMENT, INC.
                                               General Partner

                                              By: /S/  WALTER THOMAS PRICE III
                                                  -----------------------------
                                                    Walter Thomas Price III,
                                                  President, Co-Chairman, Chief
                                                  Executive Officer, Secretary
                                                        and Sole Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                         Title                    Date
          ---------                         -----                    ----

 /S/  WALTER THOMAS PRICE III President, Co-Chairman, Chief      July 29, 2003
 ----------------------------   Executive Officer, Secretary and
                                Sole Director

      /S/  ALLEN GOODMAN      Chief Financial and Principal      July 29, 2003
 ----------------------------   Accounting Officer of General
                                Partner